                                                                      EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Form S-3 (Nos. 33-44826, 33-49881 and 33-57533); the Prospectuses constituting part of the Registration Statements on Form S-4 (Nos. 33-43125 and Post-Effective Amendment No. 1 thereto, and 33-55145 and Post-Effective Amendment No. 1 thereto); and the Prospectuses constituting part of the Registration Statements on Form S-8 (Nos. 2-91958; 2-73761; 2-80406 and Post-Effective Amendment Nos. 1, 2, 3 and 4 thereto; 33-43125 and Post-Effective Amendment No. 1 thereto, originally filed on Form S-4 (No. 33-43125); 33-55145 and Post-Effective Amendment No. 1 thereto, originally filed on Form S-4 (No. 33-55145); 33-45279 and 33-48883) of
NationsBank Corporation of our report dated January 13, 1995, which appears on page 57 of the 1994 Annual Report to Shareholders of NationsBank Corporation, which is incorporated by reference in NationsBank Corporation's Annual Report on Form 10-K for the year ended December 31, 1994.

(signature appears here)

PRICE WATERHOUSE LLP
Charlotte, North Carolina
March 30, 1995